CORPORATE ACCESS NUMBER: 2023132695

Government
of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

HERDWHISTLE TECHNOLOGIES INC.
AMENDED ITS ARTICLES ON 2021/11/19.

CORPORATE ACCESS NUMBER: 2023132695

Government
of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

2313269 ALBERTA LTD.
CHANGED ITS NAME TO **HERDWHISTLE TECHNOLOGIES INC.** ON 2021/08/20.

CORPORATE ACCESS NUMBER: 2023132695

Government of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

2313269 ALBERTA LTD.
WAS INCORPORATED IN ALBERTA ON 2021/01/06.

Alberta Government

Articles of Incorporation

Business Corporations Act
Section 6

1. **Name of Corporation:**

2313269 ALBERTA LTD.

2. **The classes of shares, and any maximum number of shares that the corporation is authorized to issue:**

See Schedule "A" attached hereto and made a part hereof.

3. **Restrictions on share transfers *(if any)*:**

See Schedule "B" attached hereto and made a part hereof.

4. **Number, or minimum and maximum number, of directors that the corporation may have:**

Minimum 1 - Maximum 11

5. **If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):**

None.

6. **Other rules or provisions *(if any)*:**

See Schedule "C" attached hereto and made a part hereof.

ELECTRONICALLY FILED WITH ALBERTA REGISTRIES ON
JAN 06 2021
NERLAND LINDSEY LLP

DocuSigned by:
Matthew Rahman
6F48EE72C2F24B0...

Authorized Signature

Matthew J. Rahman
Name of Person Authorizing

Date

Incorporator
Title

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to Alberta Registries, Research and Program Development, 9th Floor, John E. Brownlee Building, 10365 - 97 Street, Edmonton, Alberta T5J 2W7, (403) 422-7838.

Articles of Incorporation
For
2313269 ALBERTA LTD.

Share Structure:	SEE SCHEDULE "A" ATTACHED HERETO AND MADE A PART HEREOF.
Share Transfers Restrictions:	SEE SCHEDULE "B" ATTACHED HERETO AND MADE A PART HEREOF.
Number of Directors:	
Min Number of Directors:	1
Max Number of Directors:	11
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE SCHEDULE "C" ATTACHED HERETO AND MADE A PART HEREOF.

Registration Authorized By: MATTHEW RAHMAN
SOLICITOR

SCHEDULE "A"

SHARE STRUCTURE SCHEDULE
REFERRED TO IN THE FOREGOING
ARTICLES OF INCORPORATION

The capital of the Corporation is divided into the classes set forth below having the respective rights and being subject to the respective restrictions, preferences, conditions and limitations hereinafter set forth.
The number of shares of each class is unlimited and the said classes of the Corporation's authorized capital are:

(a) Class "A" Common Shares ("Class "A" Common Shares") without nominal or par value which may be issued and allotted by the directors of the Corporation from time to time for such consideration as may be fixed from time to time by such directors and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(b) Class "B" Common Shares ("Class "B" Common Shares") without nominal or par value which may be issued and allotted by the directors of the Corporation from time to time for such consideration as may be fixed from time to time by such directors and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(c) Class "C" Common Shares ("Class "C" Common Shares") without nominal or par value which may be issued and allotted by the directors of the Corporation from time to time for such consideration as may be fixed from time to time by such directors and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(d) Class "D" Common Shares ("Class "D" Common Shares") without nominal or par value which may be issued and allotted by the directors of the Corporation from time to time for such consideration as may be fixed from time to time by such directors and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(e) Class "E" non-cumulative redeemable and retractable Preferred Shares ("Class "E" Preferred Shares") without nominal or par value and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(f) Class "F" non-cumulative redeemable and retractable Preferred Shares ("Class "F" Preferred Shares") without nominal or par value and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(g) Class "G" non-cumulative redeemable and retractable Preferred Shares ("Class "G" Preferred Shares") without nominal or par value and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided; and

(h) Class "H" non-cumulative redeemable and retractable Preferred Shares ("Class "H" Preferred Shares") without nominal or par value and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided.

The Class "A" Common Shares, Class "B" Common Shares, Class "C" Common Shares and Class "D" Common Shares are hereinafter collectively referred to as the "Common Shares". The Class "E" Preferred Shares, Class "F" Preferred Shares, Class "G" Preferred Shares and Class "H" Preferred Shares are hereinafter collectively referred to as the "Preferred Shares". The term "Adjustable Preferred Shares" herein refers to the Class "E" Preferred Shares, Class "F" Preferred Shares or Class "G" Preferred Shares, as the case may be, or any combination thereof.

The rights, restrictions, conditions and limitations attached or related to the aforesaid classes of the Corporation's authorized capital are as follows:

1. COMMON SHARES

1.1 Dividends

At the discretion of the board of directors of the Corporation but subject always to the priority of the holders of Preferred Shares and any other class of shares in the capital of the Corporation having priority over the Common Shares with respect to dividends, dividends may be paid on any class of Common Shares, including a dividend in respect of a fractional share of any class of Common Shares, to the complete exclusion of any other class of Common Shares.

1.2 Return of Capital

Subject to the rights of the holders of Preferred Shares in the event of a liquidation, dissolution, or winding-up of the Corporation, either voluntarily or involuntarily, or other distribution of assets or property of the Corporation amongst its shareholders for the purpose of winding up its affairs, the holders of the Common Shares will be entitled to participate equally, share for share, in the distribution of the assets of the Corporation.

1.3 Voting Rights

(a) The registered holder of each Class "A" Common Share and each Class "B" Common Share shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall, in respect of each such share so held

by such holder, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation.

(b) The registered holders of the Class "C" Common Shares and Class "D" Common Shares shall not, as such, be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall not, in respect of each such share so held by such holder, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation, other than as required by the Business Corporations Act (Alberta) ("ABCA").

2. PREFERRED SHARES

2.1 Stated Capital Account

In accordance with the provisions of subsection 28(3) of the ABCA, on the issuance of Preferred Shares in exchange for property, or shares of another class, or pursuant to an amalgamation referred to in section 182 or 187 of the ABCA or an arrangement referred to in paragraph 193(1)(b) or (c) of the ABCA, the directors of the Corporation may add to the stated capital account maintained for the Preferred Shares the whole or any part of the amount of the consideration received by the Corporation in the exchange.

2.2 Redemption Amount

(a) The price or consideration payable entirely in lawful money of Canada at which the Adjustable Preferred Shares shall be redeemed (the "Adjustable Redemption Amount") shall be:

(i) the amount of consideration received therefor as determined by the directors of the Corporation at the time of issuance of the Adjustable Preferred Shares and adjusted by the directors at any time or times so as to ensure that the Adjustable Redemption Amount of such Adjustable Preferred Shares issued as partial or total consideration for the purchase by the Corporation of any assets or the conversion or exchange of any shares (the "Purchased Assets") shall equal the difference between the fair market value of the Purchased Assets as at the date of purchase, conversion, or exchange by the Corporation and the aggregate value of non-share consideration, if any, issued by the Corporation as partial consideration for the Purchased Assets; or

(ii) in the case of the declaration of a stock dividend, the amount determined by the board of directors of the Corporation, as set out in the minutes of the directors'

meeting or resolution of the directors issuing such stock dividend.

(b) The price or consideration payable entirely in lawful money of Canada at which the Class "H" Preferred Shares shall be redeemed shall be a fixed amount of **$1.00** per Class "H" Preferred Share (the "Class "H" Redemption Amount").

(c) Notwithstanding Paragraph 2.2(a), if the fair market value of any property received as consideration for the issuance of any Adjustable Preferred Share should be determined, whether by:

(i) agreement between the Corporation and the holders of the Adjustable Preferred Shares;

(ii) agreement between the Corporation and the Canada Revenue Agency; or

(iii) determination by a court of competent jurisdiction beyond any right of further appeal or by the expiry or waiver of the right to appeal any determination, assessment or reassessment by the Canada Revenue Agency of the fair market value of such property;
(in any such case, the "Adjusted Fair Market Value") to be different from the fair market value of such property determined at the time such Adjustable Preferred Shares were issued then, subject to any restrictions in the ABCA, the directors, on behalf of the Corporation, shall ensure that the Adjustable Redemption Amount shall be increased or decreased, as the case may be, to an amount equal to the Adjusted Fair Market Value and all necessary adjustments, payments and repayments as may be required shall forthwith be made between the proper parties. Any such adjustment shall be made effective as of the date of issuance of the Adjustable Preferred Shares.

The Adjustable Redemption Amount will be reduced on a dollar for dollar basis to the extent that there is or has been a payment by the Corporation by way of a return of capital on the Adjustable Preferred Shares.
The term "Redemption Amount" herein refers to the Adjustable Redemption Amount or Class "H" Redemption Amount, as the case may be, or any combination thereof.

2.3 Voting Rights

(a) Subject to the ABCA and to Paragraph 2.3(d), the registered holder of each Class "E" Preferred Share shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall, in respect of each such share so held by such holder, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any

of the shareholders of the Corporation.

(b) Subject to the ABCA and to Paragraph 2.3(d), the registered holders of the Class "F" Preferred Shares and the Class "G" Preferred Shares shall not, as such, be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall not, in respect of each such share so held by such holder, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation.

(c) Subject to the ABCA and to Paragraph 2.3(d), the registered holder of each Class "H" Preferred Share shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall, in respect of each such share so held by such holder, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation. The registered holder of each Class "H" Preferred Share shall be entitled to one hundred (100) votes in respect of each such Class "H" Preferred Share held.

(d) Any preference, right, condition or limitation attaching to the Preferred Shares may only be amended by a special resolution of the holders of each class of shares of the Corporation each voting separately as a class.

2.4 Dividend Rights

When and if declared by the directors of the Corporation in their discretion, the holders of Preferred Shares, including any fractional share of any class of Preferred Shares, in any calendar year shall be entitled to receive out of the net profits or surplus of the Corporation properly applicable to the payment of dividends, a non-cumulative dividend at the rate of 5% per annum or such other rate as the directors may from time to time determine (not exceeding 10% per annum) on the Redemption Amount thereof; dividends may be paid on the Common Shares without annual dividends having been declared on the Preferred Shares; and further provided always that no dividends shall at any time be declared on issued and outstanding Preferred Shares if the result of the payment of the dividend once declared would be to impair the ability of the Corporation immediately thereafter to redeem all of the issued and outstanding Preferred Shares.

2.5 Return of Capital

Upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or otherwise, or other distribution of the assets of the Corporation or repayment of capital to its shareholders for the purpose of winding up its affairs, the holders of Preferred Shares shall be entitled to receive for each such share, in priority of the holders of Common Shares and ratably in

proportion to the total Redemption Amount of all Preferred Shares, the Redemption Amount per share together with all declared but unpaid dividends thereon (together herein referred to as the "Redemption Price"). After the payment to the holders of the Preferred Shares of the Redemption Price for each such share as aforesaid, the holders of the Preferred Shares shall have no right or claim to any of the remaining assets of the Corporation.

2.6 Parity Relationship

If upon distribution of the remaining assets of the Corporation upon any liquidation, dissolution or winding up, whether voluntary or otherwise, or other distribution of the assets of the Corporation or repayment of capital to shareholders of the Corporation for the purpose of winding up its affairs, the assets of the Corporation shall be insufficient to permit payment in full to the holders of Preferred Shares, the remaining assets of the Corporation shall be distributed to the holders of Preferred Shares ratably in proportion to the amounts distributable to them as provided in Section 2.5.

2.7 Redemption

The Corporation may, without giving notice, redeem or purchase the whole or any part of the Preferred Shares held by one or more shareholders in the manner provided in Section 2.9, on payment of the lesser of:

(a) the aggregate Redemption Price of such shares being redeemed or purchased at the particular time; and

(b) the realizable value of the net assets of the Corporation ratably in proportion to the amounts distributable to the holders of Preferred Shares as provided in Section 2.5, immediately before such redemption or purchase as the case may be.

2.8 Retraction Privilege

Upon written notice of any holder of Preferred Shares, the Corporation shall redeem or purchase all or such portion of the outstanding Preferred Shares included in such notice for the sum equal to the lesser of the amounts described in Paragraphs 2.7(a) and (b) in the manner provided in Section 2.9, provided always that no redemption or purchase shall at any time be made if the result of the redemption or purchase would impair the ability of the Corporation immediately thereafter to redeem all of the issued and outstanding Preferred Shares.

2.9 Manner of Redemption or Purchase

(a) The redemption or purchase of Preferred Shares shall be made in the following manner:

(i) On or after the date specified for redemption or purchase, the Corporation shall pay or cause to be

paid to or to the order of the registered holders of the Preferred Shares to be redeemed or purchased the Redemption Price thereof on presentation and surrender to the Corporation of the certificates for the Preferred Shares called for redemption or purchase and the certificates for such shares shall thereupon be cancelled and the shares represented thereby be deemed to be redeemed or purchased. If only part of the shares represented by any certificate are redeemed or purchased, a new certificate for the balance shall be issued at the expense of the Corporation; and

(ii) The Preferred Shares called for redemption or purchase shall cease to be entitled to dividends, and the holders thereof shall not be entitled to exercise any of their rights of shareholders in respect thereof; unless payment of the Redemption Price shall not be made upon the presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

(b) If only part of the outstanding Preferred Shares are to be redeemed or purchased at the option of the Corporation at any one time, the directors may, subject to any contrary rights or restrictions set at the time of issuance of any Preferred Shares, in their absolute discretion determine the Preferred Shares so to be redeemed or purchased and such redemption or purchase need not be pro-rata to the holding of any member or on any other fixed basis.

SCHEDULE "B"

RESTRICTIONS ON SHARE TRANSFERS
REFERRED TO IN THE FOREGOING
ARTICLES OF INCORPORATION

No shares in the capital stock of the Corporation shall be transferred to any person without the approval of the Board of Directors.

SCHEDULE "C"

OTHER RULES OR PROVISIONS
REFERRED TO IN THE FOREGOING
ARTICLES OF INCORPORATION

1. The number of shareholders of the Corporation is limited to not more than 50 persons, exclusive of persons who are in its employment or persons who, having been formerly in the employment of the Corporation, have continued to be shareholders; and two or more persons who are the joint registered owners of one or more shares shall be counted as one shareholder.

2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3. The directors of the Corporation may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors so appointed shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

4. The Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

5. Subject to the provisions of the Business Corporations Act (Alberta), meetings of shareholders may be held outside Alberta.

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2021/01/06

Corporate Access Number: 2023132695

Business Number:

Service Request Number:	34619605
Alberta Corporation Type:	Numbered Alberta Corporation
Legal Entity Name:	2313269 ALBERTA LTD.
Business Number:	
French Equivalent Name:	
Nuans Number:	
Nuans Date:	
French Nuans Number:	
French Nuans Date:	
REGISTERED ADDRESS	
Street:	1400, 350 - 7 AVENUE SW
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P3N9
RECORDS ADDRESS	
Street:	1400, 350 - 7 AVENUE SW
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P3N9
ADDRESS FOR SERVICE BY MAIL	
Post Office Box:	
City:	
Province:	
Postal Code:	
Email Address:	CORPSERVICEDEPT@NERLANDLINDSEY.COM
Share Structure:	SEE SCHEDULE "A" ATTACHED HERETO AND MADE A PART HEREOF.
Share Transfers Restrictions:	SEE SCHEDULE "B" ATTACHED HERETO AND MADE A PART HEREOF.
Number of Directors:	
Min Number Of Directors:	1
Max Number Of Directors:	11

Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE SCHEDULE "C" ATTACHED HERETO AND MADE A PART HEREOF.
Professional Endorsement Provided:	
Future Dating Required:	
Registration Date:	2021/01/06

Director

Last Name:	RAHMAN
First Name:	MATTHEW
Middle Name:	J.
Street/Box Number:	1400, 350 - 7 AVENUE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P3N9
Country:	
Resident Canadian:	Y

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2021/01/06
Other Rules or Provisions	ELECTRONIC	2021/01/06
Share Structure	ELECTRONIC	2021/01/06

Registration Authorized By: MATTHEW RAHMAN
SOLICITOR

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

Change Director / Shareholder - Proof of Filing

Alberta Amendment Date: 2021/08/20

Service Request Number:	35997561
Corporate Access Number:	2023132695
Business Number:	789992864
Legal Entity Name:	2313269 ALBERTA LTD.
Legal Entity Status:	Active
Min Number Of Directors:	1
Max Number Of Directors:	11

This confirms the Directors/Shareholders are amended/updated as of 2021/08/20

Director / Shareholder

Status:	Inactive
Director / Shareholder Type:	Director
Individual / Legal Entity Type:	Individual
Last Name / Legal Entity Name:	RAHMAN
First Name:	MATTHEW
Middle Name:	J.
Street/Box Number:	1400, 350 - 7 AVENUE SW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P3N9
Appointment Date:	2021/01/06
Cessation Date:	2021/01/06

Status:	Active
Director / Shareholder Type:	Director
Individual / Legal Entity Type:	Individual
Last Name / Legal Entity Name:	MORAND
First Name:	ADAM
Street/Box Number:	203, 304 MAIN STREET
City:	AIRDRIE
Province:	ALBERTA
Postal Code:	T4B3C3
Appointment Date:	2021/01/06

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2021/01/06
Other Rules or Provisions	ELECTRONIC	2021/01/06
Share Structure	ELECTRONIC	2021/01/06

Registration Authorized By: GLENN WARKENTIN
SOLICITOR

The Registrar of Corporations certifies that the information contained in this proof of filing is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

Alberta Government

Notice of Directors or Notice of Change of Directors

Business Corporations Act
Sections 106, 113 and 289

This information is collected in accordance with the *Business Corporations Act*. It is required to register or update a corporation's directors for the purpose of notice. Collection is authorized under s. 33(a) of the *Freedom of Information and Protection of Privacy Act*. Questions about the collection can be directed to Service Alberta Contact Centre staff at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta).

1. Name of Corporation	2. Corporate Access Number
2313269 ALBERTA LTD.	2023132695

3. The following person was appointed Director on: ______________

Name of Director *(Last, First, Middle)*	Mailing Address *(including postal code)*

4. The following person ceased to hold office as Director on: ______________

Name of Director *(Last, First, Middle)*	Mailing Address *(including postal code)*

5. As of this date, the Directors of the corporation are:

Name of Director *(Last, First, Middle)*	Mailing Address *(including postal code)*	Resident Canadian? Yes	No
Rahman, Matthew J.	1400, 350 – 7 Avenue SW, Calgary, AB T2P3N9	X	

6. To be completed only by Alberta Corporations:

Are at least ¼ of the members of the Board of Directors resident Canadians? [x] Yes [ ] No

7. Authorized Representative/Authorized Signing Authority for the Corporation

DocuSigned by:
Matthew Rahman
6F48EE72C2F24B0...

ELECTRONICALLY FILED WITH ALBERTA REGISTRIES ON JAN 06 2021 NERLAND LINDSEY LLP

Authorized Signature	Matthew J. Rahman *Name of Person Authorizing*
Date	Incorporator *Title*

Alberta Government

Notice of Address or Notice of Change of Address

Business Corporations Act
Section 20

This information is collected in accordance with the *Business Corporations Act*. It is required to register or update an Alberta corporation's address for the purpose of notice and service. Collection is authorized under s. 33(a) of the *Freedom of Information and Protection of Privacy Act*. Questions about the collection can be directed to Service Alberta Contact Centre staff at cr@gov.ab.ca or 780-427-7013 (toll-free 310-0000 within Alberta).

1. Name of Corporation	2. Corporate Access Number
2313269 ALBERTA LTD.	2023132695

3. Address of Registered Office

Street	City / Town	Province	Postal Code
1400, 350 – 7 Avenue SW	Calgary	Alberta	T2P3N9

4. Records Address

Street	City / Town	Province	Postal Code
1400, 350 – 7 Avenue SW	Calgary	Alberta	T2P3N9

OR **Legal Land Description**

5. Address for Service by Mail *(if different from Item 3)*

Post Office Box Only	City / Town	Province	Postal Code

6. Email Address

corpservicedept@nerlandlindsey.com

7. Authorized Representative/Authorized Signing Authority for the Corporation

DocuSigned by:
Matthew Rahman
6F48EE72C2F24B0...

ELECTRONICALLY FILED WITH ALBERTA REGISTRIES ON
JAN 06 2021
NERLAND LINDSEY LLP

Authorized Signature — Matthew J. Rahman, *Name of Person Authorizing*

Date — Incorporator, *Title*

SCHEDULE "A"

SHARE STRUCTURE SCHEDULE
REFERRED TO IN THE FOREGOING
ARTICLES OF INCORPORATION

The capital of the Corporation is divided into the classes set forth below having the respective rights and being subject to the respective restrictions, preferences, conditions and limitations hereinafter set forth.
The number of shares of each class is unlimited and the said classes of the Corporation's authorized capital are:

(a) Class "A" Common Shares ("Class "A" Common Shares") without nominal or par value which may be issued and allotted by the directors of the Corporation from time to time for such consideration as may be fixed from time to time by such directors and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(b) Class "B" Common Shares ("Class "B" Common Shares") without nominal or par value which may be issued and allotted by the directors of the Corporation from time to time for such consideration as may be fixed from time to time by such directors and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(c) Class "C" Common Shares ("Class "C" Common Shares") without nominal or par value which may be issued and allotted by the directors of the Corporation from time to time for such consideration as may be fixed from time to time by such directors and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(d) Class "D" Common Shares ("Class "D" Common Shares") without nominal or par value which may be issued and allotted by the directors of the Corporation from time to time for such consideration as may be fixed from time to time by such directors and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(e) Class "E" non-cumulative redeemable and retractable Preferred Shares ("Class "E" Preferred Shares") without nominal or par value and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(f) Class "F" non-cumulative redeemable and retractable Preferred Shares ("Class "F" Preferred Shares") without nominal or par value and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided;

(g) Class "G" non-cumulative redeemable and retractable Preferred Shares ("Class "G" Preferred Shares") without nominal or par value and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided; and

(h) Class "H" non-cumulative redeemable and retractable Preferred Shares ("Class "H" Preferred Shares") without nominal or par value and otherwise having the designation, rights, restrictions, conditions and limitations as are hereinafter provided.

The Class "A" Common Shares, Class "B" Common Shares, Class "C" Common Shares and Class "D" Common Shares are hereinafter collectively referred to as the "Common Shares". The Class "E" Preferred Shares, Class

"F" Preferred Shares, Class "G" Preferred Shares and Class "H" Preferred Shares are hereinafter collectively referred to as the "Preferred Shares". The term "Adjustable Preferred Shares" herein refers to the Class "E" Preferred Shares, Class "F" Preferred Shares or Class "G" Preferred Shares, as the case may be, or any combination thereof.

The rights, restrictions, conditions and limitations attached or related to the aforesaid classes of the Corporation's authorized capital are as follows:

1. COMMON SHARES

1.1 Dividends

At the discretion of the board of directors of the Corporation but subject always to the priority of the holders of Preferred Shares and any other class of shares in the capital of the Corporation having priority over the Common Shares with respect to dividends, dividends may be paid on any class of Common Shares, including a dividend in respect of a fractional share of any class of Common Shares, to the complete exclusion of any other class of Common Shares.

1.2 Return of Capital

Subject to the rights of the holders of Preferred Shares in the event of a liquidation, dissolution, or winding-up of the Corporation, either voluntarily or involuntarily, or other distribution of assets or property of the Corporation amongst its shareholders for the purpose of winding up its affairs, the holders of the Common Shares will be entitled to participate equally, share for share, in the distribution of the assets of the Corporation.

1.3 Voting Rights

(a) The registered holder of each Class "A" Common Share and each Class "B" Common Share shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall, in respect of each such share so held by such holder, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation.

(b) The registered holders of the Class "C" Common Shares and Class "D" Common Shares shall not, as such, be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall not, in respect of each such share so held by such holder, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation, other than as required by the Business Corporations Act (Alberta) ("ABCA").

2. PREFERRED SHARES

2.1 Stated Capital Account

In accordance with the provisions of subsection 28(3) of the ABCA, on the issuance of Preferred Shares in exchange for property, or shares of another class, or pursuant to an amalgamation referred to in section 182 or 187 of the ABCA or an arrangement referred to in paragraph 193(1)(b) or (c) of the ABCA, the directors of the Corporation may add to the stated capital account maintained for the Preferred Shares the whole or any part of the amount of the consideration received by the Corporation in the exchange.

2.2 Redemption Amount

(a) The price or consideration payable entirely in lawful money of Canada at which the Adjustable Preferred Shares shall be

redeemed (the "Adjustable Redemption Amount") shall be:

(i) the amount of consideration received therefor as determined by the directors of the Corporation at the time of issuance of the Adjustable Preferred Shares and adjusted by the directors at any time or times so as to ensure that the Adjustable Redemption Amount of such Adjustable Preferred Shares issued as partial or total consideration for the purchase by the Corporation of any assets or the conversion or exchange of any shares (the "Purchased Assets") shall equal the difference between the fair market value of the Purchased Assets as at the date of purchase, conversion, or exchange by the Corporation and the aggregate value of non-share consideration, if any, issued by the Corporation as partial consideration for the Purchased Assets; or

(ii) in the case of the declaration of a stock dividend, the amount determined by the board of directors of the Corporation, as set out in the minutes of the directors' meeting or resolution of the directors issuing such stock dividend.

(b) The price or consideration payable entirely in lawful money of Canada at which the Class "H" Preferred Shares shall be redeemed shall be a fixed amount of $1.00 per Class "H" Preferred Share (the "Class "H" Redemption Amount").

(c) Notwithstanding Paragraph 2.2(a), if the fair market value of any property received as consideration for the issuance of any Adjustable Preferred Share should be determined, whether by:

(i) agreement between the Corporation and the holders of the Adjustable Preferred Shares;

(ii) agreement between the Corporation and the Canada Revenue Agency; or

(iii) determination by a court of competent jurisdiction beyond any right of further appeal or by the expiry or waiver of the right to appeal any determination, assessment or reassessment by the Canada Revenue Agency of the fair market value of such property;
(in any such case, the "Adjusted Fair Market Value") to be different from the fair market value of such property determined at the time such Adjustable Preferred Shares were issued then, subject to any restrictions in the ABCA, the directors, on behalf of the Corporation, shall ensure that the Adjustable Redemption Amount shall be increased or decreased, as the case may be, to an amount equal to the Adjusted Fair Market Value and all necessary adjustments, payments and repayments as may be required shall forthwith be made between the proper parties. Any such adjustment shall be made effective as of the date of issuance of the Adjustable Preferred Shares.

The Adjustable Redemption Amount will be reduced on a dollar for dollar basis to the extent that there is or has been a payment by the Corporation by way of a return of capital on the Adjustable Preferred Shares.
The term "Redemption Amount" herein refers to the Adjustable Redemption Amount or Class "H" Redemption Amount, as the case may be, or any combination thereof.

2.3 Voting Rights

(a) Subject to the ABCA and to Paragraph 2.3(d), the registered holder of each Class "E" Preferred Share shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall, in respect of each such share so held by such holder, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation.

(b) Subject to the ABCA and to Paragraph 2.3(d), the registered holders of the Class "F" Preferred Shares and the Class "G" Preferred Shares shall not, as such, be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall not, in respect of each such share so held by such holder, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation.

(c) Subject to the ABCA and to Paragraph 2.3(d), the registered holder of each Class "H" Preferred Share shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall, in respect of each such share so held by such holder, be entitled to vote at any such meeting or to consent to a resolution in writing to be signed by all or any of the shareholders of the Corporation. The registered holder of each Class "H" Preferred Share shall be entitled to one hundred (100) votes in respect of each such Class "H" Preferred Share held.

(d) Any preference, right, condition or limitation attaching to the Preferred Shares may only be amended by a special resolution of the holders of each class of shares of the Corporation each voting separately as a class.

2.4 Dividend Rights

When and if declared by the directors of the Corporation in their discretion, the holders of Preferred Shares, including any fractional share of any class of Preferred Shares, in any calendar year shall be entitled to receive out of the net profits or surplus of the Corporation properly applicable to the payment of dividends, a non-cumulative dividend at the rate of 5% per annum or such other rate as the directors may from time to time determine (not exceeding 10% per annum) on the Redemption Amount thereof; dividends may be paid on the Common Shares without annual dividends having been declared on the Preferred Shares; and further provided always that no dividends shall at any time be declared on issued and outstanding Preferred Shares if the result of the payment of the dividend once declared would be to impair the ability of the Corporation immediately thereafter to redeem all of the issued and outstanding Preferred Shares.

2.5 Return of Capital

Upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or otherwise, or other distribution of the assets of the Corporation or repayment of capital to its shareholders for the purpose of winding up its affairs, the holders of Preferred Shares shall be entitled to receive for each such share, in priority of the holders of Common Shares and ratably in proportion to the total Redemption Amount of all Preferred Shares, the Redemption Amount per share together with all declared but unpaid dividends thereon (together herein referred to as the "Redemption Price"). After the payment to the holders of the Preferred Shares of the Redemption Price for each such share as aforesaid, the holders of the Preferred Shares shall have no right or claim to any of the remaining assets of the Corporation.

2.6 Parity Relationship

If upon distribution of the remaining assets of the Corporation upon any liquidation, dissolution or winding up, whether voluntary or otherwise, or other distribution of the assets of the Corporation or repayment of capital to shareholders of the Corporation for the purpose of winding up its affairs, the assets of the Corporation shall be insufficient to permit payment in full to the holders of Preferred Shares, the remaining assets of the Corporation shall be distributed to the holders of Preferred Shares ratably in proportion to the amounts distributable to them as provided in Section 2.5.

2.7 Redemption

The Corporation may, without giving notice, redeem or purchase the whole or any part of the Preferred Shares held by one or more shareholders in the manner provided in Section 2.9, on payment of the lesser of:

(a) the aggregate Redemption Price of such shares being redeemed or purchased at the particular time; and

(b) the realizable value of the net assets of the Corporation ratably in proportion to the amounts distributable to the holders of Preferred Shares as provided in Section 2.5, immediately before such redemption or purchase as the case may be.

2.8 Retraction Privilege

Upon written notice of any holder of Preferred Shares, the Corporation shall redeem or purchase all or such portion of the outstanding Preferred Shares included in such notice for the sum equal to the lesser of the amounts described in Paragraphs 2.7(a) and (b) in the manner provided in Section 2.9, provided always that no redemption or purchase shall at any time be made if the result of the redemption or purchase would impair the ability of the Corporation immediately thereafter to redeem all of the issued and outstanding Preferred Shares.

2.9 Manner of Redemption or Purchase

(a) The redemption or purchase of Preferred Shares shall be made in the following manner:

(i) On or after the date specified for redemption or purchase, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares to be redeemed or purchased the Redemption Price thereof on presentation and surrender to the Corporation of the certificates for the Preferred Shares called for redemption or purchase and the certificates for such shares shall thereupon be cancelled and the shares represented thereby be deemed to be redeemed or purchased. If only part of the shares represented by any certificate are redeemed or purchased, a new certificate for the balance shall be issued at the expense of the Corporation; and

(ii) The Preferred Shares called for redemption or purchase shall cease to be entitled to dividends, and the holders thereof shall not be entitled to exercise any of their rights of shareholders in respect thereof; unless payment of the Redemption Price shall not be made upon the presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

(b) If only part of the outstanding Preferred Shares are to be redeemed or purchased at the option of the Corporation at any one time, the directors may, subject to any contrary rights or

restrictions set at the time of issuance of any Preferred Shares, in their absolute discretion determine the Preferred Shares so to be redeemed or purchased and such redemption or purchase need not be pro-rata to the holding of any member or on any other fixed basis.

SCHEDULE "B"

RESTRICTIONS ON SHARE TRANSFERS
REFERRED TO IN THE FOREGOING
ARTICLES OF INCORPORATION

No shares in the capital stock of the Corporation shall be transferred to any person without the approval of the Board of Directors.

SCHEDULE "C"

OTHER RULES OR PROVISIONS
REFERRED TO IN THE FOREGOING
ARTICLES OF INCORPORATION

1. The number of shareholders of the Corporation is limited to not more than 50 persons, exclusive of persons who are in its employment or persons who, having been formerly in the employment of the Corporation, have continued to be shareholders; and two or more persons who are the joint registered owners of one or more shares shall be counted as one shareholder.

2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3. The directors of the Corporation may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors so appointed shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

4. The Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

5. Subject to the provisions of the Business Corporations Act (Alberta), meetings of shareholders may be held outside Alberta.

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2021/11/19

Service Request Number:	36546966
Corporate Access Number:	2023132695
Business Number:	789992864
Legal Entity Name:	HERDWHISTLE TECHNOLOGIES INC.
French Equivalent Name:	
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	HERDWHISTLE TECHNOLOGIES INC.
New French Equivalent Name:	
Nuans Number:	121354943
Nuans Date:	2021/08/18
French Nuans Number:	
French Nuans Date:	
Share Structure:	SEE SCHEDULE "A" ATTACHED HERETO AND MADE A PART HEREOF.
Share Transfers Restrictions:	NO RESTRICTIONS.
Number of Directors:	
Min Number Of Directors:	1
Max Number Of Directors:	11
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE SCHEDULE "C" ATTACHED HERETO AND MADE A PART HEREOF.
BCA Section/Subsection:	173(1)(M),(N)
Professional Endorsement Provided:	
Future Dating Required:	

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2021/01/06
Share Structure	ELECTRONIC	2021/01/06

Other Rules or Provisions	ELECTRONIC	2021/01/06
Other Rules or Provisions	ELECTRONIC	2021/11/19

Registration Authorized By: GLENN WARKENTIN
SOLICITOR

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.

SCHEDULE "C"

OTHER RULES OR PROVISIONS

1. The directors of the Corporation may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors so appointed shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

2. The Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

3. Subject to the provisions of the Business Corporations Act (Alberta), meetings of shareholders may be held outside Alberta.

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